                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation into this Registration Statement of Ohio Legacy Corp on Amendment 2 to Form SB-2, of our report dated September 28, 1999 on the financial statements of Ohio Legacy Corp as of August 31, 1999 and for the period from July 1, 1999 (date of inception) to August 31, 1999. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this Registration Statement.


                                       /s/ Crowe, Chizek and Company LLP

                                       Crowe, Chizek and Company LLP


Columbus, Ohio
December 14, 1999